UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________________

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: (Date of earliest event reported)

November 5, 2009
____________________________

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.
(Formerly SONA DEVELOPMENT CORP.)
(Exact name of registrant as specified in charter)

Texas
(State or other Jurisdiction of Incorporation or Organization)

000-28311	333 HUDSON STREET, 207 NEW YORK, NY 10013	76-027334
(Commission File Number)	(Address of Principal Executive Offices and zip code)	(IRS Employer Identification No.)

(212) 414-9600
(Registrant's telephone
number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      UNREGISTERED SALES of EQUITY SECURITIES

Since our last 8-K filing, on October 20, 2009 through the filing date of this report, we sold 100,000 shares  at a price of $0.05 per share or $10,000 in the aggregate to two accredited investors. These shares were sold pursuant to our “Series BB” private placement of up to 9,000,000 shares, or for an aggregate offering price of $450,000.  For every two shares purchased under the “Series BB” private placement, one warrant is to be issued for the purchase of one additional share at a price of $0.20 per share, and one warrant is to be issued for the purchase of one additional share at a price of $0.50 per share.   Accordingly, these four investors may acquire up to an additional 100,000 shares.  Pursuant to our “Series BB” private placement, the Company has sold 890,000 shares in the aggregate, or $44,500 in the aggregate.

We believe that the offer and sale of the foregoing units were exempt from the registration requirements of the Securities Act of 1933 by virtue of Sections 4(2) and 4(6) thereof and Regulation D as promulgated thereunder. The securities were offered and sold only to persons believed by us to be, and who represented to us in writing that they are, accredited investors as defined in Regulation D.

On November 2, 2009, the Company’s Board of Directors authorized to extend the sale of the offering of the Series BB until December 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIBLING ENTERTAINMENT GROUP HOLDINGS, INC.

Date: November 5, 2009	By:	/s/ James Cardwell
James Cardwell Chief Financial Officer